UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            February 28, 2006

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Today, j2 Global Communications, Inc. (“j2”) is announcing a revised policy regarding the release of its financial guidance. The policy provides as follows:

To keep our investors, the public and employees abreast of our expectations with regard to j2’s financial performance, we issue quarterly and annual financial estimates. These estimates include revenues and earnings per share and are expressed as ranges. Outside of our quarterly earnings call, it has been our policy to comment on our financial guidance only in a public forum where we are discussing j2 - typically an Investor Conference - or as required by applicable laws or regulations. In addition, we have adopted the following new policies: (a) we only comment on whether we expect to fall within or outside of our financial guidance ranges, not where within those ranges we expect to perform and (b) following the close of business on the 7th day of the third month of every quarter (i.e., March 7, June 7, September 7 and December 7), we will not comment on our financial performance for that quarter until public release of our financial results for the quarter.

We will post a copy of our current Policy on Publicly Released Financial Guidance on the Investor Relations portion of our Website www.j2global.com.

Note: The information in this report is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: February 28, 2006	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman
Vice President, General Counsel and Secretary